Exhibit 31.7

CEO CERTIFICATION

I, W. Douglas Parker, certify that:

1.	I have reviewed this amendment to quarterly report on Form 10-Q of America West Airlines, Inc.; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

3.	[intentionally omitted]

4.	[intentionally omitted]

5.	[intentionally omitted]

Date: January 12, 2004	/s/ W. Douglas Parker

W. Douglas Parker
Chief Executive Officer